UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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NIELSEN HOLDINGS PLC

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This Schedule 14A contains the following document relating to the previously-announced proposed spin-off of Nielsen Holdings plc’s (“Nielsen”) Global Connect business:

1.	Press release, dated May 7, 2020, entitled “Nielsen Holdings Files Initial Form 10 Registration Statement for Proposed Spin-Off of Global Connect Business”.

News Release

Investor Relations: Sara Gubins, +1 646 654 8153

Media Relations: Laura Nelson, +1 203 563 2929

Nielsen Holdings Files Initial Form 10 Registration Statement for

Proposed Spin-Off of Global Connect Business

New York, USA—May 7, 2020—Nielsen Holdings plc (NYSE: NLSN) today announced the filing of an initial Form 10 Registration Statement with the U.S. Securities and Exchange Commission in connection with the Company’s proposed separation of the Nielsen Global Connect business into an independent, publicly traded company. The filing represents a significant milestone in the process of completing the separation, which the Company anticipates effecting in the first quarter of 2021, subject to certain conditions.

As previously announced, the proposed separation of the Nielsen Global Connect business would be structured as a distribution to Nielsen shareholders of 100% of the shares of a new entity holding the Nielsen Global Connect business. The distribution will generally be intended to qualify as tax-free to Nielsen shareholders for U.S. federal income tax purposes. Upon completion of the transaction, record holders of Nielsen common stock would continue to maintain their current ownership interest in both the Nielsen Global Media business through their existing Nielsen holdings and the Nielsen Global Connect business in the form of shares of the new standalone company.

Nielsen Global Connect has the most comprehensive understanding of the world’s consumers and a global presence in over 100 countries spanning more than 90% of the world’s population. It delivers trusted data, advanced solutions and essential insights to manufacturers and retailers, enabling them to make critical marketing and merchandising decisions. Nielsen invented the concept of market share 95 years ago and builds upon that industry-defining innovation every day.

David Kenny, Chief Executive Officer, commented “Our filing today is an important step in the process to create two independent, leading companies executing distinct growth strategies. The separation will position each of the businesses to better leverage their unique competitive advantages and serve distinct end markets, while ensuring that they are best positioned to realize their full value.”

David Rawlinson, Chief Executive Officer, Nielsen Global Connect, added “As a standalone company, Nielsen Global Connect will create and define the next century of consumer and market measurement. Anticipating the dynamic and increasingly digital needs of the retail and consumer goods industry has never been more important, and only Nielsen Global Connect has the depth and breadth of knowledge to lead the way.”

The Form 10 Registration Statement is available at www.sec.gov under the name “Nielsen SpinCo B.V.” The Form 10 Registration Statement will be updated in subsequent amendments as additional information relating to the spin-off becomes available, including pro-forma financial statements and additional information regarding capital structure, governance and other matters.

The separation remains subject to the satisfaction of certain conditions, including obtaining final approval from the Nielsen Board of Directors, receipt of an opinion and ruling regarding the U.S. federal income tax treatment of the spin-off, the approval of Nielsen shareholders and works council consultations, completion of financing, and the effectiveness of the Form 10.

Forward-looking Statements

This news release includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those regarding our plan to spin-off Nielsen Global Connect as well as those that may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected. Factors leading thereto may include, without limitation, the risks related to the COVID-19 pandemic on the global economy and financial markets, the uncertainties relating to the impact of the COVID-19 pandemic on Nielsen’s business, the expected benefits and costs of the spin-off transaction, the expected timing of completion of the spin-off transaction, the ability of Nielsen to complete the spin-off transaction considering the various conditions to the completion of the spin-off transaction (some of which are outside Nielsen’s control, including those conditions related to regulatory approvals), business disruption during the pendency of or following the spin-off transaction, diversion of management time on the spin-off transaction-related issues, failure to receive the required shareholder approval of the spin-off transaction, retention of existing management team members, the reaction of customers and other parties to the spin-off transaction, the qualification of the spin-off transaction as a tax-free transaction for U.S. federal income tax purposes (including whether or not an IRS ruling will be obtained), potential dissynergy costs between Nielsen Global Connect and Nielsen Global Media, the impact of the spin-off transaction on relationships with customers, suppliers, employees and other business counterparties, general economic conditions, conditions in the markets Nielsen is engaged in, behavior of customers, suppliers and competitors, technological developments, as well as legal and regulatory rules affecting Nielsen’s business and other specific risk factors that are outlined in our disclosure filings and materials, which you can find on http://www.nielsen.com/investors, such as our 10-K, 10-Q and 8-K reports that have been filed with the Securities and Exchange Commission, as well as the registration statement on Form 10 filed by Nielsen SpinCo B.V. with the Securities and Exchange Commission in connection with the spin-off transaction. Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of this press release, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors, except as required by law.

About Nielsen

Nielsen Holdings plc (NYSE: NLSN) is a global measurement and data analytics company that provides the most complete and trusted view available of consumers and markets worldwide. Nielsen is divided into two business units. Nielsen Global Media, the arbiter of truth for media markets, provides media and advertising industries with unbiased and reliable metrics that create a shared understanding of the industry required for markets to function. Nielsen Global Connect provides consumer packaged goods manufacturers and retailers with accurate, actionable information and insights and a complete picture of the complex and changing marketplace that companies need to innovate and grow.

Our approach marries proprietary Nielsen data with other data sources to help clients around the world understand what’s happening now, what’s happening next, and how to best act on this knowledge.

An S&P 500 company, Nielsen has operations in over 100 countries, covering more than 90% of the world’s population. For more information, visit www.nielsen.com.

From time to time, Nielsen may use its website and social media outlets as channels of distribution of material company information. Financial and other material information regarding the company is routinely posted and accessible on our website at http://www.nielsen.com/investors and our Twitter account at http://twitter.com/Nielsen.

Important Additional Information

In connection with the spin-off transaction, Nielsen expects to file with the Securities and Exchange Commission (‘SEC”) a proxy statement of Nielsen, as well as other relevant documents concerning the spin-off transaction. This communication is not a substitute for the proxy statement or for any other document that Nielsen may file with the SEC and send to its shareholders in connection with the spin-off transaction. The spin-off transaction will be submitted to Nielsen’s shareholders for their consideration. Before making any voting decision, Nielsen’s shareholders are urged to read the proxy statement regarding the spin-off transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the spin-off transaction.

Nielsen’s shareholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Nielsen, without charge, at the SEC’s website (http://www.sec.gov). Copies of the proxy statement and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Nielsen Holdings plc, 85 Broad Street, New York, NY 10004, Attention: Corporate Secretary; telephone (646) 654-5000, or from Nielsen’s website www.nielsen.com.

Participants in the Solicitation

Nielsen and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the spin-off transaction. Information regarding Nielsen’s directors and executive officers is available in Nielsen’s definitive proxy statement for its 2020 annual meeting, which was filed with the SEC on April 1, 2020. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement to be filed with the SEC in connection with the spin-off transaction. Free copies of this document may be obtained as described in the preceding paragraph.